Exhibit 99.1

Acadia Realty Trust

(914) 288-8100

ACADIA REALTY TRUST REPORTS FIRST QUARTER OPERATING RESULTS

•
First Quarter 2025 GAAP Net Earnings of $0.01 per share and FFO Before Special Items of $0.34 per share
•
Increased Full Year 2025 NAREIT FFO and FFO Before Special Items Guidance and updated GAAP Net Earnings
•
GAAP and Cash Spreads on New Leases of 71% and 59% Driven by the Street Portfolio
•
Completed $373 Million of Accretive Core and Investment Management Transactions year-to-date (of which $197 million were previously announced)
•
Increased SNO pipeline to $8.9 million (approximately 6% of ABR) from $7.7 million
•
Core Same Property NOI Growth of 4.1% driven by the Street Portfolio (Growth of 6.8%) and Reaffirmed 5-6% Full Year Guidance

RYE, NY (April 29, 2025) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended March 31, 2025. All per share amounts are on a fully-diluted basis, where applicable. Acadia owns and operates a high-quality real estate portfolio of street and open-air retail properties in the nation's most dynamic retail corridors ("Core" or "Core Portfolio"), along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles ("Investment Management").

Kenneth F. Bernstein, President and CEO of Acadia, commented:

“We began the year with continued momentum from the most impactful growth drivers of our business. Our street portfolio continues to be the key contributor to our internal growth, delivering 6.8% same-property NOI growth for the quarter. In addition to a stable leasing environment, we continue to deploy capital in a disciplined manner, completing approximately $375 million year-to-date in accretive acquisitions for our Core and Investment Management Platforms. These acquisitions increased our scale in our key high growth corridors of New York City (SoHo, Williamsburg) and M Street in Georgetown and this scale has proven successful in our ability to grow rents. Despite macro uncertainty, we believe that our strong internal growth and the strength of our balance sheet position us well for continued earnings growth, enabling us to exceed our expectations for the quarter and raise our full-year guidance."

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FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net income attributable to Acadia to Funds From Operations ("FFO") (as defined by NAREIT and Before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income to NOI is included in the financial tables of this release. The amounts discussed below are net of noncontrolling interests and all per share amounts are on a fully-diluted basis.

	Financial Results
	2025	2024
	1Q	1Q

Net earnings per share attributable to Acadia	$0.01	$0.03
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share)	0.24	0.24
Loss on disposition on real estate properties (net of noncontrolling interest share)	—	0.01
Impairment charges (net of noncontrolling interest share)	0.01	—
Loss on change in control	0.08	—
NAREIT Funds From Operations per share attributable to Common Shareholders and Common OP Unit holders	$0.34	$0.28
Net unrealized holding (gain) loss [1]	(0.01)	0.01
Funds From Operations Before Special Items and Realized Gains and Promotes per share attributable to Common Shareholders and Common OP Unit holders	$0.34 [2]	$0.29
Realized gains and promotes[1]	—	0.04
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$0.34	$0.33

________

1.
It is the Company's policy to exclude unrealized gains and losses from FFO Before Special items and to include realized gains related to the Company's investment in Albertsons. The Company had no realized investment gains for the quarter ended March 31, 2025, and had realized investment gains of $4.0 million for the quarter ended March 31, 2024. Refer to the "Notes to Financial Highlights" on page 14 of this document. Additionally, and as previously discussed, the Company recognized approximately $8.0 million, or $0.06 per share, related to the termination of its lease with Whole Foods at City Center for the quarter ended March 31, 2025.
2.
Total does not foot due to rounding.

2

Net Income

•
Net income for the quarter ended March 31, 2025, was $1.3 million, or $0.01 per share. This includes a non-cash charge of $9.6 million, or $0.08 per share, due to the change in control accounting related to the Company's increased ownership and control of the Georgetown Renaissance Portfolio.
•
This compares with net income of $3.0 million, or $0.03 per share, for the quarter ended March 31, 2024.

NAREIT FFO

•
NAREIT Funds From Operations ("NAREIT FFO") for the quarter ended March 31, 2025 was $44.6 million, or $0.34 per share.
•
This compares with NAREIT FFO of $31.0 million, or $0.28 per share, for the quarter ended March 31, 2024.

FFO Before Special Items

•
Funds From Operations ("FFO") Before Special Items for the quarter ended March 31, 2025 was $43.4 million, or $0.34 per share. The Company did not have any realized investment gains from the sale of Albertson's stock during the quarter ended March 31, 2025 and reaffirmed its expectations of $16.0-$19.0 million of realized gains and promotes for its full year 2025 guidance.
•
This compares with FFO Before Special Items of $37.0 million, or $0.33 per share, for the quarter ended March 31, 2024, which includes $4.0 million, or $0.04 per share, of realized investment gains from the sale of Albertsons' stock and $0.03 per share from a payment related to a terminated disposition.

During the quarter ended March, 31, 2025, as previously announced, the lease with Whole Foods at City Center in San Francisco was terminated. As previously discussed, the Company received payments of approximately $6.0 million and $2.0 million ($8.0 million or $0.06 per share in the aggregate) that it has recognized as rental and termination income, respectively, which are included in Net Income, NAREIT FFO and FFO Before Special Items. Within its pro-rata supplemental financial information, the aggregate payments of approximately $8.0 million are included in ‘Other Income’ and are excluded from Same Property NOI.

3

CORE PORTFOLIO PERFORMANCE

Same-Property NOI

•
Same-Property Net Operating Income ("NOI") growth, excluding redevelopments, increased 4.1% for the first quarter, driven by growth of 6.8% from the street portfolio.
•
The Company reaffirmed its full year 2025 guidance of 5-6%.

Leasing and Occupancy Update

•
As of March 31, 2025, Core Portfolio leased and occupied percentages declined by 30 and 140 basis points, respectively, to 95.5% leased and 91.7% occupied compared to 95.8% leased and 93.1% occupied as of December 31, 2024. The occupancy decline was primarily the result of an anticipated expiration of a locally operated anchor in a suburban shopping center. This space has been profitably re-leased with rent commencement expected in the third quarter of 2025.
•
Core Signed Not Open ("SNO") pipeline (excluding redevelopments) increased to approximately $8.9 million of annualized base rent (“ABR”) at March 31, 2025, which represented approximately 6% of in-place rents.
•
For the quarter ended March 31, 2025, conforming GAAP and cash leasing spreads on new leases were 71% and 59%, respectively, primarily driven by street leases in its Georgetown Renaissance Portfolio.
o
Following its increased ownership and control of the Georgetown Portfolio in January 2025, the Company generated cash spreads of 74% on two new leases executed on M Street with an apparel retailer and a well-known technology company.
•
Within its Core Redevelopment Portfolio, the Company signed a new lease with T&T Supermarket, a subsidiary of Loblaw Companies Limited, at City Center in San Francisco, California. This lease replaced the lease that was terminated with Whole Foods. T&T Supermarket is Canada’s largest Asian grocery store chain. T&T intends to operate a full-service unique shopping experience with a vast selection of authentic Asian products that aims to create a destination for bringing the community together with food. The lease with T&T is subject to customary conditions and approvals, and is currently anticipated to commence in the second half of 2026.

4

ACQUISITION ACTIVITY

During the quarter ended March 31, 2025 and year-to-date 2025, the Company completed approximately $373 million of acquisitions (of which $197 million were previously announced), which is comprised of $305 million of Core acquisitions and $68 million of an Investment Management acquisition.

Amounts below are exclusive of transaction costs.

Core Portfolio Acquisitions – First Quarter of 2025 and 2025 To-Date

Completed: Approximately $305 million Street Retail Investments (of which $197 million were previously announced)

•
Williamsburg, Brooklyn, New York. In April 2025, the Company completed the acquisition of 95, 97 and 107 North 6th Street in Williamsburg, Brooklyn, a collection of three retail storefronts for $61 million. This acquisition increased its ownership on North 6th Street to 7 storefronts, providing the scale necessary to curate and create value on what has emerged as a must have market/street for retailers.
•
Flatiron/Union Square, Manhattan, New York. In April 2025, the Company completed the acquisition of 85 5th Avenue for $47 million located on a key corner in the vibrant Flatiron/Union Square neighborhood of Manhattan. The property is fully leased to a high credit tenant.

As previously announced, the Company completed $197 million from the following acquisitions:

•
SoHo, Manhattan, New York. During the first quarter, the Company completed the acquisition of approximately $80 million of street retail assets in SoHo, Manhattan, New York. These acquisitions expanded the Company's existing SoHo Collection to 15 properties and 20 retail stores in one of Manhattan's premier retail corridors.
o
106 Spring Street, Manhattan, New York. In January 2025 the Company completed the acquisition of 106 Spring Street for $55 million, which is located on the corner of Spring and Mercer Streets. It is leased to the athleisure brand, Vuori.
o
73 Wooster Street, Manhattan, New York. In January 2025 the Company completed the acquisition of 73 Wooster Street for approximately $25 million, which is located between Spring and Broome Streets. This acquisition provides an opportunity for accretive mark-to-market re-leasing.
•
Georgetown Renaissance Portfolio, Washington, D.C. In January 2025 the Company acquired an additional 48% interest (increasing its existing 20% interest to approximately 68%) in a portfolio of properties which are primarily located in Georgetown, Washington D.C. The 48% interest was acquired for a purchase price of approximately $117 million, based upon a gross portfolio value of approximately $245 million. The Company increased its control over leasing decisions and will manage the day-to-day operations alongside its joint venture partner, EastBanc. The portfolio consists of 36 retail stores located along M Street in Georgetown, which has established itself as one of the nation's top retail destinations. As discussed above, upon increasing its ownership and control, the Company recognized a non-cash accounting adjustment of approximately $9.6 million to remeasure its previously held equity interest.

5

Investment Management Acquisitions – First Quarter of 2025

Completed: Approximately $68 million

•
Pinewood Square, Lake Worth, Florida. During the first quarter of 2025, the Company, through its Investment Management Platform, completed the acquisition of Pinewood Square, an open-air shopping center in Lake Worth, FL for $68 million. This 204,000 square foot center includes T.J. Maxx/HomeGoods and Ross, along with value add and redevelopment opportunities. The Company intends to bring in a strategic institutional investor to complete the capitalization of this property. No assurances can be given that the Company will successfully identify and close on such a transaction with an institutional partner.

BALANCE SHEET

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Equity Activity: On February 14, 2025, the Company entered into a new $500 million at-the-market issuance agreement (replacing its prior $400 million agreement) and raised net proceeds, on a forward basis, of approximately $55.8 million (2.4 million shares) at a net average price of $22.81 per share during the first quarter. To date, the Company has not settled any of these shares. As previously discussed, the Company raised net proceeds of $276.8 million in the fourth quarter of 2024 and January 2025 ($6.2 million was raised in January 2025), from the issuance of 11.2 million shares under its prior at-the-market issuance program on a forward basis at an average price of $24.77 per share. The Company physically settled these forward contracts during the first quarter of 2025 and used the proceeds to pay down its revolving credit facility and fund acquisitions.

In summary, during the first quarter, the Company raised aggregate net proceeds of approximately $62.0 million (2.7 million shares), of which $55.8 million (2.4 million shares) remain unsettled.

•
Debt-to-EBITDA Metrics: Pro-rata Net Debt-to-EBITDA, inclusive of its pro-rata share of its Investment Management Platform was 5.7x at March 31, 2025 as compared to 6.6x at March 31, 2024. Refer to the first quarter 2025 Supplemental Information package for reconciliations and details on financial ratios.
•
No Significant Core Debt Maturities until 2028: 0.2%, 11.4%, and 5.5% of Core debt maturing in 2025, 2026, and 2027, respectively.

6

GUIDANCE

The Company updated its annual 2025 guidance as follows:

•
Net earnings per diluted share of $0.12 to $0.16 from $0.22 to $0.27
•
NAREIT FFO per diluted share of $1.22 to $1.26 from $1.19 to $1.24
•
FFO Before Special items per diluted share to $1.32 to $1.39 from $1.30 to $1.39

It is the Company's policy not to include the estimated financial impact of the acquisition and disposition of assets within its guidance until such transactions are consummated.

	2025 Guidance
	Revised	Prior [1]

Net earnings per share attributable to Acadia	$0.12-$0.16	$0.22-$0.27
Impact of transactional activity
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share)	1.00	0.96
Impairment charges (net of noncontrolling interest share)	0.01	—
Loss on change in control	0.08	—
Noncontrolling interest in Operating Partnership	0.01	0.01
NAREIT Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.22-$1.26	$1.19-$1.24
Net unrealized holding gain [2]	(0.01)	—
Funds From Operations Before Special Items and Realized Gains per share attributable to Common Shareholders and Common OP Unit holders	$1.21-$1.25	$1.19-$1.24
Realized gains and promotes [3]	0.11-0.14	0.11-0.15
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$1.32-$1.39	$1.30-$1.39

________

1.
The prior guidance range represents the amounts published on February 11, 2025 in connection with the Company's fourth quarter 2024 earnings release.
2.
This represents the actual unrealized mark-to-market holdings gain related to the Company's investment in Albertsons, which was recognized in NAREIT FFO for the quarter ended March 31, 2025. The Company has not reflected any forward-looking estimates involving future unrealized holding gains or losses (i.e., changes in share price) on Albertsons in its 2025 guidance assumptions.
3.
It is the Company's policy to exclude unrealized gains and losses from FFO Before Special items and to include realized gains related to the Company's investment in Albertsons. The Company did not realize any gains for the three months ended March 31, 2025. The Company reaffirms its prior guidance of $16-$19 million of realized gains and promotes. The per share difference between the revised and prior guidance relates to the increased number of shares.

7

CONFERENCE CALL

Management will conduct a conference call on Wednesday, April 30, 2025 at 12:00 PM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:
Date:	Wednesday, April 30, 2025
Time:	12:00 PM ET
Participant call:	First Quarter 2025 Dial-In
Participant webcast:	First Quarter 2025 Webcast
Webcast Listen-only and Replay:	www.acadiarealty.com/investors under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at https://www.acadiarealty.com/investors, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations and certain portfolio updates. Additionally, the Company also uses its LinkedIn profile to communicate with its investors and the public. Accordingly, investors are encouraged to monitor the Investors page of the Company's website and its LinkedIn profile, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth. Acadia owns and operates a high-quality core real estate portfolio ("Core" or "Core Portfolio") of street and open-air retail properties in the nation's most dynamic retail corridors, along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles ("Investment Management"). For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) macroeconomic conditions, including due to geopolitical instability and global trade disruptions, which may lead to a disruption of or lack of access to the capital markets and other sources of funding, and rising inflation; (ii) the Company’s

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success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (including the potential acquisitions discussed in this press release); (iii) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, including the impact of recently announced tariffs on our tenants and their customers, and their effect on the Company’s and our tenants' revenues, earnings and funding sources; (iv) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors; (v) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vi) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (vii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (viii) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (ix) the Company’s potential liability for environmental matters; (x) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) the economic, political and social impact of, and uncertainty surrounding, any public health crisis; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology; (xv) the loss of key executives; and (xvi) the accuracy of the Company’s methodologies and estimates regarding corporate responsibility metrics, goals and targets, tenant willingness and ability to collaborate towards reporting such metrics and meeting such goals and targets, and the impact of governmental regulation on our corporate responsibility efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

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ACADIA REALTY TRUST AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (1)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues
Rental	$102,640	$86,037
Other	1,754	5,319
Total revenues	104,394	91,356

Expenses
Depreciation and amortization	39,440	34,940
General and administrative	11,597	9,768
Real estate taxes	13,303	12,346
Property operating	18,280	19,096
Impairment charges	6,450	—
Total expenses	89,070	76,150

Loss on disposition of properties	—	(1,198)
Operating income	15,324	14,008
Equity in losses of unconsolidated affiliates	(1,713)	(312)
Interest income	6,096	5,238
Realized and unrealized holding gains (losses) on investments and other	1,621	(2,051)
Interest expense	(23,247)	(23,709)
Loss on change in control	(9,622)	—
Loss from continuing operations before income taxes	(11,541)	(6,826)
Income tax provision	(116)	(31)
Net loss	(11,657)	(6,857)
Net loss attributable to redeemable noncontrolling interests	1,669	2,554
Net loss attributable to noncontrolling interests	11,596	7,572
Net income attributable to Acadia shareholders	$1,608	$3,269

Less: earnings attributable to unvested participating securities	(339)	(288)
Net income attributable to Common Shareholders - basic earnings per share	$1,269	$2,981
Income from continuing operations net of income attributable to participating securities for diluted earnings per share	$1,269	$2,981

Weighted average shares for basic earnings per share	121,329	102,128
Weighted average shares for diluted earnings per share	121,329	102,128

Net earnings per share - basic (2)	$0.01	$0.03
Net earnings per share - diluted (2)	$0.01	$0.03

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ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds from Operations (1,3)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024

Net income attributable to Acadia	$1,608	$3,269

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	31,607	27,087
Impairment charges (net of noncontrolling interests' share)	1,583	—
Loss on disposition of properties (net of noncontrolling interests' share)	—	275
Loss on change in control	9,622	—
Income attributable to Common OP Unit holders	96	203
Distributions - Preferred OP Units	67	123
Funds from operations attributable to Common Shareholders and Common OP Unit holders - Diluted	$44,583	$30,957

Transaction costs	526	—
Unrealized holding (gain) loss (net of noncontrolling interest share)	(1,672)	2,015
Realized gain	—	3,994
FFO before Special Items attributable to Common Shareholder and Common OP Unit holders [1]	$43,437	$36,966

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	121,329	102,128
Weighted-average OP Units outstanding	7,778	7,717
Assumed conversion of Preferred OP Units to Common Shares	256	464
Assumed conversion of LTIP units and restricted share units to Common Shares	—	742
Weighted average number of Common Shares and Common OP Units	129,363	111,051

Diluted Funds from operations, per Common Share and Common OP Unit	$0.34	$0.28

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.34	$0.33

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ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (1)

(Unaudited, Dollars in thousands)

	Three Months Ended March 31,
	2025	2024

Consolidated operating income	$15,324	$14,008
Add back:
General and administrative	11,597	9,768
Depreciation and amortization	39,440	34,940
Impairment charges	6,450	—
Loss on disposition of properties	—	1,198
Less:
Above/below-market rent, straight-line rent and other adjustments	(2,704)	(4,608)
Termination income	(8,366)	—
Consolidated NOI	61,741	55,306

Redeemable noncontrolling interest in consolidated NOI	(1,888)	(204)
Noncontrolling interest in consolidated NOI	(17,655)	(17,768)
Less: Operating Partnership's interest in Investment Management NOI included above	(6,747)	(5,341)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (5)	1,279	3,961
Core Portfolio NOI	$36,730	$35,954

Reconciliation of Same-Property NOI

(Unaudited, Dollars in thousands)

	Three Months Ended March 31,
	2025	2024
Core Portfolio NOI	$36,730	$35,954
Less properties excluded from Same-Property NOI	(2,889)	(3,451)
Same-Property NOI	$33,841	$32,503

Percent change from prior year period	4.1%

Components of Same-Property NOI:
Same-Property Revenues	$47,636	$46,445
Same-Property Operating Expenses	(13,795)	(13,942)
Same-Property NOI	$33,841	$32,503

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ACADIA REALTY TRUST AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (1)

(Unaudited, Dollars in thousands, except shares)

	As of
	March 31, 2025	December 31, 2024
ASSETS
Investments in real estate, at cost
Buildings and improvements	$3,359,373	$3,174,250
Tenant improvements	311,562	304,645
Land	1,088,389	906,031
Construction in progress	28,807	23,704
Right-of-use assets - finance leases	61,366	61,366
Total	4,849,497	4,469,996
Less: Accumulated depreciation and amortization	(954,293)	(926,022)
Operating real estate, net	3,895,204	3,543,974
Real estate under development	142,110	129,619
Net investments in real estate	4,037,314	3,673,593
Notes receivable, net ($2,127 and $2,004 of allowance for credit losses as of March 31, 2025 and December 31, 2024, respectively)	125,701	126,584
Investments in and advances to unconsolidated affiliates	177,969	209,232
Other assets, net	236,985	223,767
Right-of-use assets - operating leases, net	26,655	25,531
Cash and cash equivalents	31,984	16,806
Restricted cash	24,320	22,897
Marketable securities	16,539	14,771
Rents receivable, net	58,209	58,022
Total assets	$4,735,676	$4,371,203

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage and other notes payable, net	$1,055,832	$953,700
Unsecured notes payable, net	569,951	569,566
Unsecured line of credit	—	14,000
Accounts payable and other liabilities	247,704	232,726
Lease liabilities - operating leases	28,933	27,920
Dividends and distributions payable	27,735	24,505
Distributions in excess of income from, and investments in, unconsolidated affiliates	16,878	16,514
Total liabilities	1,947,033	1,838,931
Commitments and contingencies
Redeemable noncontrolling interests	25,897	30,583

Equity:
Acadia Shareholders' Equity
Common shares, $0.001 par value per share, authorized 200,000,000 shares, issued and outstanding 130,955,940 and 119,657,594 shares as of March 31, 2025 and December 31, 2024, respectively	131	120
Additional paid-in capital	2,704,731	2,436,285
Accumulated other comprehensive income	27,064	38,650
Distributions in excess of accumulated earnings	(433,966)	(409,383)
Total Acadia shareholders’ equity	2,297,960	2,065,672
Noncontrolling interests	464,786	436,017
Total equity	2,762,746	2,501,689
Total liabilities, redeemable noncontrolling interests, and equity	$4,735,676	$4,371,203

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ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(1)
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K, which is available on the SEC's website at www.sec.gov and on the Company’s website at www.acadiarealty.com.
(2)
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
(3)
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO Before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO Before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. The Company believes they are helpful as they exclude various items included in net income (loss) that are not indicative of operating performance, such as (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization and (iii) impairment of depreciable real estate properties. In addition, NOI excludes interest expense and FFO Before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO, FFO Before Special Items and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO Before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.
a.
Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP) excluding:
i.
gains (losses) from sales of real estate properties;
ii.
depreciation and amortization;
iii.
impairment of real estate properties;
iv.
gains and losses from change in control; and
v.
after adjustments for unconsolidated partnerships and joint ventures.
b.
Also consistent with NAREIT’s definition of FFO, the Company has elected to include: the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its RCP investments such as Albertsons in FFO.
c.
FFO Before Special Items begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including:
i.
charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio;
ii.
the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its Retailer Controlled Property Venture ("RCP") investments such as Albertsons; and
iii.
any realized income or gains from the Company’s investment in Albertsons.

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(4)
The Company defines Special Items to include (i) unrealized holding losses or gains (net of noncontrolling interest share) on investments and (ii) other costs that do not occur in the ordinary course of our underwriting and investing business.
(5)
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Investment Management’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated partnerships and joint ventures within Investment Management.

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